                                                                    EXHIBIT 99.2



                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
                         PURSUANT TO 18 U.S.C. SS.1350

                 Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of Visteon Corporation (the "Company"), hereby certify, based on my knowledge, that Amendment to Annual Report on Form 10-K/A of the Company for the year ended December 31, 2001 (the "Amendment"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Peter J. Pestillo
---------------------------
Peter J. Pestillo
August 12, 2002